Exhibit 10.10

                                 PROMISSORY NOTE

$ 100,000.00                                                     July 22, 2003
------------                                                     -------------

     FOR VALUE RECEIVED, the undersigned Envirokare Tech, Inc., a Nevada corporation ("Maker"), hereby promises to pay to the order of LEO KAPAKOS and BETTY KAPAKOS [Payee] or the successors or assigns (the "Holder") at 357 77TH Street, Brooklyn, New York 11209 or such other address and/or account as the Holder may from time to time designate by notice in writing to Maker, the principal sum of One Hundred Thousand Dollars ($100,000.00), as stated herein, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, with interest on the outstanding principal amount hereof as set forth herein.

     This Note shall bear interest on the outstanding principal amount hereof at the rate of Fifteen percent (15.0%) per annum from the date hereof through the date on which this Note is paid in full. Principal and Interest shall be payable in 36 equal monthly installments of Three Thousand Four Hundred Sixty Six and 53/100 dollars ($3,466.53) with the first payment due and owing on September 1, 2003. Interest from the date of the promissory note through July 31, 2003 shall be prorated and added to the first payment only. All interest on this Note shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 days. Interest to be paid on a monthly basis.

     This Note may be prepaid in whole or in part at any time, and from time to time, upon at least three days' written notice to the holder hereof; provided, however, that no prepayment shall be made in a principal amount less than $1,000 and all prepayments shall include accrued interest to the date of prepayment on the principal amount prepaid.

     Any of the following events shall constitute an event of default under this Note (each an "Event of Default"):

     (a) The failure of the Maker to make any payment due under the Notes promptly when due;
     (b)  The Maker's  becoming  unable  generally to pay its debts as they come due;
     (c) The initiation of a voluntary proceeding by the Maker under federal or state laws relating to bankruptcy or insolvency;
     (d) The entry of an order for relief with respect to the Maker in any proceeding for readjustment of indebtedness, reorganization, composition or extension under any federal or state insolvency or bankruptcy law or statute that is not dismissed within 60 days thereof, or the commencement of any receivership proceedings with respect thereto.

     Upon the occurrence of any Event of Default:

     (i) Any of the Holders who together hold in the aggregate more than two-thirds in outstanding principal amounts evidenced by the Note may declare the entire aggregate principal amount of all of the notes then outstanding thereunder and the interest accrued thereon immediately due and payable, and the said entire principal and interest shall thereupon become immediately due and payable without notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Maker; and

     (ii) Any of the Holders who together hold in the aggregate more than two-thirds in outstanding principal amounts evidenced by the notes may take such steps as it/they deem appropriate to exercise any and all rights afforded by the laws of the State of Nevada or any other jurisdiction as it/they shall deem appropriate including, but not limited to, the Uniform Commercial Code as in effect in the State of Nevada or any other jurisdiction, or by the Notes, at law, in equity, or otherwise, including, but not limited to, the rights to bring suit or other proceedings before any court or governmental body, either for specific performance of any covenant or condition contained in this Agreement or the Notes or in aid of the exercise of any right granted to the Purchasers under law or in any of such documents. Provided however, that in the event of default, Maker shall have a period of 60 days after notice within which to cure the default before any action may be commenced on the note.

     If this Note should be placed in the hands of an attorney, after its maturity, whether upon acceleration or the passage of time, to institute legal proceedings to recover the amount hereof, or any part hereof, in principal or interest, or to protect the interest of the holder hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Maker hereby binds itself to pay the fees of the attorney who may be employed for that purpose, which fees are hereby fixed at twenty percent (20%) of the amount due or sued for, or claimed or sought to be protected, preserved or enforced.

     As additional consideration, the Maker shall be granted the option to purchase 300,000 shares of common stock of the maker at a price of $0.20 per share for a period of three years from the date of this note.

     The payment obligations of the Maker under this Note shall be unconditional, shall be paid strictly in accordance with the terms of this Note and shall not be subject to any claim or right of set-off that the Maker may have or assert against the holder or holders hereof, unless and until such claim or right of set-off shall first have been reduced to final, non-appealable judgment.

     All parties hereto, including any and all makers, endorsers, guarantors and sureties (there being no endorsers, guarantors or sureties as of the date of this Note), severally waive presentment for payment, demand, notice of non-payment, protest, and all pleas of division and discussion; agree that the payment hereof may be extended from time to time, one or more times, and that any and all security interests securing this Note may be modified or released, without notice; and hereby bind themselves, jointly and severally, unconditionally as original promisors for the payment hereof, of principal, interest, costs and attorneys' fees.

     No delay on the part of the holder of this Note in exercising any rights hereunder shall operate as a waiver of such rights.


                                  ENVIROKARE TECH, INC

                                  By: /s/ George Kazantzis
                                  -------------------------
                                  Name :  George Kazantzis
                                  Title:  President